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                                                                   EXHIBIT 10.37

                                      NOTE

$14,000,000.00                    Dayton, Ohio,                  October 1, 1998

FOR VALUE RECEIVED, the undersigned, PARAVANT COMPUTER SYSTEMS, INC. (Borrower), a Florida corporation, promises to pay to the order of NATIONAL CITY BANK, at the payee's main office in Dayton, Ohio, the principal sum of

                     FOURTEEN MILLION AND NO/lOOTHS DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed thereon in accordance with the Credit Agreement referred to below, which principal and interest is payable in accordance with the provisions in the Credit Agreement.

This note is issued pursuant to in a certain Agreement (the "Credit Agreement") made as of October 1, 1998 by and between the payee and Borrower. The Credit Agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.

 Address:                                        PARAVANT COMPUTER SYSTEMS, INC.
 1615 West Nasa Boulevard Suite A
 Melbourne,Florida 32901-2613                    By: /s/ Richard P. McNeight
                                                 Title: President and COO

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